               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           Oneida Ltd.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                                [ONEIDA LOGO]

PETER J. KALLET
  Chairman of the Board,
  President and
  Chief Executive Officer

                                                                  April 25, 2003

TO OUR STOCKHOLDERS:

    You are cordially invited to attend ONEIDA LTD.'S 122nd Annual Meeting on May 28, 2003.

    Details regarding time and place as well as the matters which will be considered at the meeting are described in the accompanying Notice and Proxy Statement.

    We hope that you can attend. However, whether or not you plan to attend, please sign and date the enclosed proxy card and return it promptly in the postpaid envelope we have provided. This will enable you to vote on the business to be transacted, whether or not you attend the meeting.

                                      Sincerely,
                                      PETER J. KALLET

                                  ONEIDA LTD.

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 2003

                              -------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ONEIDA LTD. will be held in the Big Hall of the Mansion House at Kenwood in the City of Oneida, New York, on May 28, 2003 at 2 p.m. for the following purposes:

    (a) to elect three directors for a three-year term and until their respective successors shall be elected and qualify;

    (b) to consider and vote upon a proposal to approve the Oneida Ltd. 2003 Non-Employee Directors Stock Option Plan;

    (c) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending January 31, 2004; and

    (d) to transact such other business as may properly come before the meeting or any adjournment of it.

    Only holders of Common Stock of record at the close of business on April 14, 2003 are entitled to notice of or to vote at the meeting.

                                          By Order of the Board of Directors
                                          CATHERINE H. SUTTMEIER
                                          CATHERINE H. SUTTMEIER
                                                Secretary

Oneida, New York
April 25, 2003

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SO YOUR STOCK CAN BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PROXY STATEMENT.

                                  ONEIDA LTD.
                             ONEIDA, NEW YORK 13421

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

    The solicitation of the enclosed proxy is made by the Board of Directors of Oneida Ltd. (the 'Corporation'), which will bear the cost of the solicitation. Regular employees of the Corporation may solicit proxies personally or by mail or telephone. Expenses, including out-of-pocket expenses and charges which may be incurred or made by nominees or custodians solicited in obtaining authorization from their principals to execute proxies, will be borne by the Corporation. The Corporation has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from banks, brokers and nominees for an estimated fee of $5,000, plus other costs and expenses.

    Distribution of this Proxy Statement and related proxy soliciting materials to stockholders is scheduled to begin on or about May 5, 2003.

    Only holders of record of the Common Stock of the Corporation as of the close of business on April 14, 2003 are entitled to vote at the Annual Meeting. As of that date, there were outstanding 16,610,971 shares of Common Stock. Each share is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary for a quorum at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table lists the only stockholders known to the Corporation to be beneficial owners of more than five percent of the Corporation's Common Stock as of December 31, 2002.

                                                                   PERCENTAGE OF
                                                                  TOTAL NUMBER OF
                NAME AND ADDRESS                    NUMBER OF       OUTSTANDING
              OF BENEFICIAL OWNERS                 SHARES OWNED       SHARES
              --------------------                 ------------       ------
Ariel Capital Management, Inc. ..................   3,231,422          19.53%
    200 E. Randolph Drive, Suite 2900
    Chicago, IL 60601(1)

Fidelity Management Trust Company ...............   2,045,781          12.36%
    Trustee for the Benefit of the Oneida Ltd.
    Employee Stock Ownership Plan
    82 Devonshire Street
    Boston, MA 02109(2)

National Rural Electric Cooperative
  Association ...................................   1,062,840           6.42%
    4301 Wilson Boulevard
    Arlington, VA 22203(3)

Dalton, Greiner, Hartman, Maher & Co.  ..........     960,165            5.8%
    565 Fifth Avenue, Suite 2101
    New York, NY 10017(4)

---------

(1) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Ariel Capital Management, Inc. reporting beneficial ownership. This stockholder is described in the Schedule as 'an investment adviser registered under section 203 of the Investment Advisers Act of 1940.'

(2) On June 8, 1987, the Corporation established an Employee Stock Ownership Plan for the benefit of its Oneida Ltd. employees. The individual employee participants have sole voting power for the shares. The Corporation is the named fiduciary and administrator of the plan, and a committee appointed by the Board of Directors has sole dispositive power with regard to the shares, except that the individual employee participants have dispositive powers with regard to the shares in the event of a tender offer or any other offer or option to buy or exchange a significant number of shares in the trust. Fidelty Management Trust Company, as trustee for the plan, has no discretionary power over the shares.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by National Rural Electric Cooperative Association reporting beneficial ownership. This stockholder is described in the Schedule as an 'Employee Benefit Plan, Pension Fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974, or Endowment Fund.'

(4) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Dalton, Greiner, Hartman, Maher & Co. reporting beneficial ownership. This stockholder is described in the Schedule as 'an investment advisor registered under Section 203 of the Investment Advisors Act of 1940'.

                       ACTION TO BE TAKEN UNDER THE PROXY

    Unless the giver of the proxy directs otherwise, the shares represented by the accompanying proxy will be voted (a) for the election of three directors for a three-year term; (b) for the proposal to approve the Oneida Ltd. 2003 Non-Employee Directors Stock Option Plan; and (c) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors. In each case where the giver of a proxy has directed that the proxy be voted otherwise, it will be voted according to the direction given. As to any other business which properly comes before the meeting or any adjournment of it, the persons acting under the proxy intend to vote according to their judgment. Management is not aware of any such other matters of business.

                              REVOCATION OF PROXY

    Anyone who gives a proxy may still vote in person. The giver may revoke the proxy at any time before it has been exercised. In this event, written notice of revocation should be filed with the Secretary of the Corporation.

                     SIGNATURES ON PROXIES IN CERTAIN CASES

    If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, whose title should follow the signature. If a stockholder is a corporation, the enclosed proxy should be signed by an executive officer, whose title should be indicated.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

    The Corporation's Board of Directors is divided into two classes of four directors and one class of three directors serving staggered three-year terms. At the 2003 Annual Meeting, stockholders are being asked to elect three directors, each for a three-year term expiring at the 2006 Annual Meeting. An affirmative vote of the majority of stockholders present in person or by proxy is necessary for the election of these directors.

    Two nominees, Georgia S. Derrico and Peter J. Kallet, are members of the present Board of Directors and each was elected to a three-year term in 2000. In August 2002 the Board of Directors voted to increase the size of the Board from ten to eleven members by adding an additional seat to the class of directors whose terms expire on May 28, 2003. Peter J. Marshall was elected by the Board to fill that position. Mr. Marshall is now nominated to be elected for a full three-year term. R. Quintus Anderson, who was elected to a three-year term in 2000, is retiring at the expiration of his present term. In March 2003, the Board of Directors voted to decrease the size of the Board from eleven to ten members effective May 28, 2003, the date of Mr. Anderson's retirement from the Board.

    Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Management has no reason to believe that any of the nominees will be unable or unwilling to serve. Should any nominee named in the table become unable or unwilling to accept nomination or election as a director, the persons acting under the proxy intend to vote for the election in his or her stead of such other person as the Management may recommend.

                        NOMINEES FOR THREE-YEAR TERMS EXPIRING MAY 31, 2006

GEORGIA S. DERRICO (b) (c) (d) (e) .........................  Chairman of the Board and Chief
Director since 1982, Age 58                                   Executive Officer, Southern
                                                              Financial Bancorp, Inc.
Ms. Derrico has held the above position for more than the past five years.

PETER J. MARSHALL (b) (c) (e) ..............................  Vice President and Chief Finance
Director since August 2002, Age 49                            Officer, Dover Technologies
                                                              International, Inc.
Mr. Marshall has been Vice President and Chief Finance Officer of Dover Technologies International,
Inc. since 1998. He was previously Audit Partner in the Syracuse, New York office of Coopers &
Lybrand, LLP.

PETER J. KALLET (a) (g) ....................................  Chairman of the Board, President and
Director since 1996, Age 56                                   Chief Executive Officer
Mr. Kallet was elected Chairman of the Board in May, 2000 and Chief Executive Officer in December,
1998. He has served as President for more than the past five years.

                  DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE MAY 26, 2004

WILLIAM F. ALLYN (b) (c) (d) (e) ...........................  Chairman and Chief Executive Officer,
Director since 1989, Age 67                                   Welch Allyn Ventures, LLC

In 2000 Mr. Allyn was appointed to this position and he retired as President of Welch Allyn, Inc., a position he held for more than five years. Mr. Allyn is a director of M&T Bank.

ALLAN H. CONSEUR (a) .......................................  Executive Vice President
Director since 2001, Age 54

Mr. Conseur was elected Executive Vice President in 1999. He has been President, THC Systems, Inc.
and President, Oneida International, Inc. for more than the past five years.

GREGORY M. HARDEN (a) (b) (c) (e) ..........................  President and
Director since 1998, Age 46                                   Chief Executive Officer,
                                                              Harden Furniture Co., Inc.

Mr. Harden has held the above position for more than the past five years. Mr. Harden is a director of Daniel Green Co., Inc. and Utica Mutual Insurance Co.

CATHERINE H. SUTTMEIER (a) .................................  Corporate Vice President,
Director since 1998, Age 46                                   Secretary and General Counsel

Ms. Suttmeier was elected Corporate Vice President in 1999. She has been Vice President, Secretary and General Counsel for more than the past five years.

                  DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE MAY 25, 2005

J. PETER FOBARE (a) ........................................  Senior Vice President and
Director since 1998, Age 53                                   General Manager, Oneida Consumer
                                                              Retail and Direct Divisions

Mr. Fobare assumed responsibility for the Consumer Direct Division in 1999. He has been Senior Vice
President and General Manager of the Consumer Retail Division for more than the past five years.

WHITNEY D. PIDOT (d) (f) ...................................  Partner and Member of Executive
Director since 1996, Age 59                                   Group, Shearman & Sterling,
                                                              Attorneys, New York

Mr. Pidot has been a partner with Shearman & Sterling for more than the past five years.

WILLIAM M. TUCK (b) (c) (d) (e) ............................  Former President, Crouse-Hinds
Director since 1996, Age 67                                   Division of Cooper
                                                              Industries, Inc.
Mr. Tuck retired as President of Crouse-Hinds in 1998.

---------

 (a) Member of the Executive Committee.

 (b) Member of the Audit Committee.

 (c) Member of the Management Development and Executive Compensation Committee.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (d) Member of the Nominating Committee.

 (e) Member of Pension and Profit Sharing Fund Investment Committee.

 (f) Mr. Pidot attends the meetings of the Audit Committee, the Management Development and Executive Compensation Committee and the Pension and Profit Sharing Fund Investment Committee as counsel by invitation.

 (g) Ex Officio member of the Nominating Committee.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table lists the Corporation's Common Stock beneficially owned by the management and directors of the Corporation as of March 14, 2003:

                                                               NUMBER OF
NAME OF BENEFICIAL OWNER                                      SHARES OWNED
------------------------                                      ------------
William F. Allyn............................................     11,581(1)
Allan H. Conseur............................................     58,741(2)(3)
Georgia S. Derrico..........................................     29,644(1)
J. Peter Fobare.............................................     83,450(2)(3)
Gregory M. Harden...........................................     49,319(1)
Peter J. Kallet.............................................    156,327(2)(3)
Peter J. Marshall...........................................        400
Robert L. Lupica............................................     40,196(2)(3)
Whitney D. Pidot............................................     15,787(1)
Catherine H. Suttmeier......................................     59,504(2)(3)
William M. Tuck.............................................     10,380(1)
Nominees for director and directors and officers as a
  group.....................................................    650,678(1)(2)(3)

The nominees and directors and officers as a group own 3.9%(1)(2)(3)

---------

(1) Includes 5,000 shares which as of March 14, 2003 could be acquired within 60 days upon the exercise of options under the 1998 Non-Employee Directors Stock Option Plan, as amended.

(2) Includes shares which as of March 14, 2003 could be acquired within 60 days upon the exercise of options under the Oneida Ltd. 1987, 1998 and 2002 Stock Option Plans and the Oneida Ltd. Employee Stock Purchase Plan in the following amounts: A. Conseur -- 47,021; J.P. Fobare -- 53,772;
    P. Kallet -- 99,669; R. Lupica -- 38,223; C. Suttmeier -- 47,977; and other Executive Officers as a group -- 115,531.

(3) Includes shares held indirectly through the Corporation's Employee Stock Ownership Plan in the following amounts as of March 14, 2003:
    A. Conseur -- 403; J. P. Fobare -- 6,939; P. Kallet -- 11,140;
    R. Lupica -- 141; C. Suttmeier -- 4,427; and other Executive Officers as a group -- 19,818.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

    During the past fiscal year, the Board of Directors held nine meetings. All directors attended more than seventy-five percent of the total number of meetings of the Board of Directors and of the standing committees on which they served, held during the period for which such director has been a member. Certain directors designated in the Election of Directors section are members of the following standing committees:

    Audit Committee. During the past fiscal year, the committee met on five occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and makes recommendations to the Board of Directors with respect to the independent auditors' management letter and reviews the accounting systems and controls of the Corporation on a continuing basis.

    Management Development and Executive Compensation Committee. During the past fiscal year, the committee met on three occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and establishes the salaries of the officers who are compensated at an annual basic rate of $150,000 or more. The committee also makes recommendations to the Board of Directors with respect to the organization, management and personnel of the Corporation and has responsibility for administering the Corporation's stock option plans, restricted stock awards, deferred compensation and incentive compensation plans.

    Nominating Committee. The Nominating Committee, formed in December 2002, held its first meeting on March 28, 2003. The committee has responsibility for recommending to the Board of Directors: (i) an annual slate of directors to be elected at the Annual Meeting of Shareholders, (ii) as needed, candidates to fill vacancies on the Board, and (iii) compensation to be paid to non-employee Directors.

    Pension and Profit Sharing Fund Investment Committee. During the past fiscal year, the Pension and Profit Sharing Investment Committee held one meeting. The committee makes recommendations to the Board of Directors with respect to the investment of funds held in the pension and profit sharing plans of the Corporation and its subsidiaries.

DIRECTORS' COMPENSATION

    Directors who are not employees of the Corporation receive $19,000 on an annual basis for serving as directors of the Corporation. They also receive $1,250 per Board meeting, $750 each for the first two committee meetings held on the day of regular Board meetings, $400 for the third committee meeting held on the day of regular Board meetings and $750 for special committee meetings not held on the day of regular Board meetings. Committee chairpersons receive an additional $50 per committee meeting.

    Under the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan, each non-employee director may elect to receive all or a portion of his or her annual retainer in Common Stock of the Corporation. The total number of shares is determined by dividing the portion of the annual retainer that the director has elected to receive in Common Stock by the average closing price of the stock for the five day period immediately preceding the Board of Directors meeting at which annual retainers are paid. This year five of the seven non-employee directors elected to receive a portion of his or her annual retainer in Common Stock. Pursuant to these elections, non-employee directors received the following shares pursuant to the Plan: William F. Allyn -- 853; Georgia S. Derrico -- 1,000; Peter J. Marshall -- 400; Whitney D. Pidot -- 1,707; and William M. Tuck -- 1,000.

    Pursuant to the 1998 Non-Employee Directors Stock Option Plan, as amended, each newly elected and continuing non-employee member of the Board of Directors is granted an annual option to purchase 1,000 shares of the Corporation's Common Stock. All director options have a per share exercise price equal to the fair market value of the shares on the date of grant. Director options automatically vest and become exercisable twelve months from date of grant. All director options expire ten years from date of grant.

    Retiring non-employee directors who serve ten years or more on the Board continue to receive their retainer for ten years following their retirement. Non-employee directors who retire with five to ten years of service receive 50% of their annual retainer for the ten-year period after retirement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows for the past three fiscal years the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers.

                                                                                            LONG TERM COMPENSATION
                                                                                       ---------------------------------
                                            ANNUAL COMPENSATION                          AWARDS           PAYOUTS
                       -------------------------------------------------------------   ----------   --------------------
      NAME AND                                                                         RESTRICTED
      PRINCIPAL        FISCAL YEAR                CASH        STOCK     OTHER ANNUAL     STOCK      OPTIONS      LTIP
      POSITION            ENDED       SALARY    INCENTIVE   INCENTIVE   COMPENSATION   AWARDS(1)       #      PAYOUTS(2)
      --------            -----       ------    ---------   ---------   ------------   ---------    -------   ----------
Peter J. Kallet,          2003       $340,614   $      0       $0            $0         $     0     50,000        $0
 Chairman of the          2002        354,000          0        0             0               0     50,000         0
 Board, President and     2001        340,000    159,100        0             0          62,604     50,000         0
 CEO

Allan H. Conseur,         2003        363,322          0        0             0               0     25,000         0
 Executive                2002        377,600          0        0             0               0     20,000         0
 Vice President           2001        374,000    160,875        0             0               0     25,000         0

J. Peter Fobare           2003        188,284          0        0             0               0     15,000         0
 Senior Vice              2002        195,683          0        0             0               0     15,000         0
 President                2001        189,372     67,925        0             0               0     15,000         0
 and General Manager,
 Consumer Retail
 and Direct Divisions

Robert L. Lupica          2003        160,845          0        0             0               0     10,000         0
 Senior Vice              2002        167,167          0        0             0               0     10,000         0
 President and            2001        170,000     67,925        0             0               0     20,000         0
 General Manager,
 Buffalo Operations

Catherine H.              2003        158,006          0        0             0               0     20,000         0
 Suttmeier                2002        164,217          0        0             0               0     15,000         0
 Corporate Vice           2001        152,400     75,075        0             0               0     20,000         0
 President, Secretary
 and General Counsel


      NAME AND
      PRINCIPAL           ALL OTHER
      POSITION         COMPENSATION(3)
      --------         ---------------
Peter J. Kallet,           $    0
 Chairman of the                0
 Board, President and       3,799
 CEO

Allan H. Conseur,               0
 Executive                      0
 Vice President             1,758

J. Peter Fobare                 0
 Senior Vice                    0
 President                  3,503
 and General Manager,
 Consumer Retail
 and Direct Divisions

Robert L. Lupica                0
 Senior Vice                    0
 President and              1,580
 General Manager,
 Buffalo Operations

Catherine H.                    0
 Suttmeier                      0
 Corporate Vice             2,590
 President, Secretary
 and General Counsel

---------

(1) In fiscal year ended 2001, Mr. Kallet was awarded 3,384 shares of common stock under the Corporation's Amended and Restated Restricted Stock Award Plan, pursuant to the performance-based incentive plan for the chief executive officer which is described on page 11, below.

(2) LTIP: Long-Term Incentive Payments.

(3) This category includes allocation of shares to the executives' accounts under the Oneida Ltd. Employee Stock Ownership Plan, a defined contribution retirement plan, for fiscal year ended 2001 in the following amounts:
    P. Kallet -- 207; A. Conseur -- 92; J. P. Fobare -- 189; R. Lupica -- 82; and C. Suttmeier -- 146. Shares are valued at the market price on the dates of allocations. There were no Employee Stock Ownership Plan contributions for fiscal years ended 2002 or 2003. This category also includes the Corporation's matching contributions to the executives' 401(k) savings accounts. The Corporation's contributions for Messrs. Kallet, Conseur, Fobare and Lupica and Ms. Suttmeier for fiscal year ended 2001 was $125. There were no 401(k) matching contributions for fiscal years ended 2002 or 2003.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Corporation's 1987, 1998 and 2002 Stock Option Plans to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers as of the end of the past fiscal year.

                       OPTION GRANTS IN PAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                       ---------------------------------------------------------------------------------
                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF
                       NUMBER OF     % OF TOTAL                                       STOCK PRICE
                         SHARES       OPTIONS                                      APPRECIATION FOR
                       UNDERLYING    GRANTED TO      EXERCISE                         OPTION TERM
                        OPTIONS     EMPLOYEES IN     OR BASE      EXPIRATION   -------------------------
NAME                   GRANTED(#)   FISCAL YEAR    PRICE ($/SH)      DATE       5%($)           10%($)
----                   ----------   -----------    ------------      ----       -----           ------
P. Kallet............    50,000         14.6%         $18.17         2012      $571,500       $1,448,000
A. Conseur...........    25,000          7.3           18.17         2012       285,750          724,000
J. P. Fobare.........    15,000          4.4           18.17         2012       171,450          434,400
R. Lupica............    10,000          2.9           18.17         2012       114,300          289,600
C. Suttmeier.........    20,000          5.8           18.17         2012       228,600          579,200

    NOTE: The 1987, 1998 and 2002 Stock Option Plans provide for grants of Common Stock options to executive officers and key employees of the Corporation and its subsidiaries. The exercise price for shares granted is the market value of the shares on the date of the grant. The exercise price may be paid in cash; from time to time payment has been allowed in other forms, including exchange of Common Stock of the Corporation previously held by the executive. The vesting schedule as well as the term during which an option may be exercised are established at the time of the grant.

    The following table sets forth information with respect to the named executives concerning the exercise of options during the past fiscal year and unexercised options held at the end of that fiscal year.

                AGGREGATED OPTION EXERCISES IN PAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                  NUMBER OF
                                                                   SHARES          VALUE OF
                                                                 UNDERLYING       UNEXERCISED
                                                                 UNEXERCISED     IN-THE-MONEY
                                                                 OPTIONS AT       OPTIONS AT
                                                                   FY-END          FY-END($)
                                     SHARES                    ---------------     ---------
                                   ACQUIRED ON      VALUE       EXERCISABLE/     EXERCISABLE/
NAME                               EXERCISE(#)   REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
----                               -----------   -----------    -------------    -------------
P. Kallet........................       0             0        126,200/179,800    $10,746/$0
A. Conseur.......................       0             0          33,400/85,850          0/ 0
J. P. Fobare.....................       0             0          46,709/56,900     27,057/ 0
R. Lupica........................       0             0          31,275/42,900          0/ 0
C. Suttmeier.....................       0             0          40,013/68,900     17,997/ 0

PENSION PLAN TABLE

    The following table shows estimated annual retirement benefits payable at age 65 under the Retirement Plan for Employees of Oneida Ltd., a qualified defined benefit plan.

FINAL AVERAGE
ANNUAL EARNINGS                               10 YEARS   20 YEARS   30 YEARS   40 YEARS
---------------                               --------   --------   --------   --------
$100,000....................................  $ 8,624    $17,248    $ 25,872   $ 34,496
 120,000....................................   10,524     21,048      31,572     42,096
 150,000....................................   13,374     26,748      40,122     53,496
 200,000....................................   18,124     36,248      54,372     72,496
 250,000....................................   22,874     45,748      68,622     91,496
 300,000....................................   27,624     55,248      82,872    110,496
 350,000....................................   32,374     64,748      97,122    129,496
 400,000....................................   37,124     74,248     111,372    148,496
 500,000....................................   46,624     93,248     139,872    186,496
 600,000....................................   56,124    112,248     168,372    224,496
 700,000....................................   65,624    131,248     196,872    262,496
 800,000....................................   75,124    150,248     225,372    300,496

    Compensation covered by the Retirement Plan includes base salary and cash incentives reported in the Summary Compensation Table. The normal retirement benefit at age 65 is based on years of service and the average annual compensation during the three highest paid consecutive calendar years from the ten years of employment preceding retirement. Years of service for the purpose of determining benefits for the named executives are P. Kallet -- 34 years, A. Conseur -- 6 years; J. P. Fobare -- 29 years, R. Lupica -- 3 years; and C. Suttmeier -- 20 years.

    The Internal Revenue Code and the Employee Retirement Income Security Act of 1974 limits the amount of benefit that can be paid under the plan to $160,000 and the maximum compensation that can be taken into account in establishing benefits to $200,000.

    In addition to the Retirement Plan for Employees of Oneida Ltd., the named executives also participate in the Oneida Ltd. Employee Stock Ownership Plan, a defined contribution plan. Benefits received under the Employee Stock Ownership Plan are offset against the benefits to be received under the Retirement Plan. Allocations to the executives' Employee Stock Ownership Plan accounts for the past fiscal year are reported in the Summary Compensation Table.

    In addition to the retirement benefits described above, the Corporation maintains a Restoration Plan for key employees and officers selected by the Compensation Committee. The Chief Executive Officer and the other named executives are participants. The Restoration Plan guarantees (a) the benefit under the Retirement Plan described above as if the limitations imposed by the Internal Revenue Code did not apply, plus (b) an annual retirement allowance equaling 50% for Mr. Kallet and 40% for other participants of their average annual compensation, actuarially reduced if the participant retires before age 62, and offset by the participating officer's other retirement benefits, including restoration benefits. The benefit is forfeited if the participant retires or otherwise terminates employment before age 55. In December 2002, the Board of Directors amended the Corporation's Retirement Plan to provide a mechanism for the payment through the Retirement Plan of all or a portion of the benefits due under the Restoration Plan to Mr. Kallet and certain other executive officers of the Corporation, none of whom is among the Corporation's four other most highly compensated executive officers for the past fiscal year.

CHANGE IN CONTROL AGREEMENTS

    The Corporation has entered into Change in Control Agreements with the five named executive officers dated November 15, 1999. The agreements, in general, provide that in the event the officer's employment is terminated as a result of a Change in Control, the officer will be entitled to a severance payment equal to 2.99 times his or her average annual compensation (as defined), health insurance for three years following termination and a supplemental pension benefit.

    These agreements define a 'Change in Control' as an event where (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the 'beneficial owner' (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; (b) during any period of two consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such periods constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a 'Business Combination'), in each case with respect to which stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company; (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or (e) there occurs a transaction that constitutes a change in the (i) ownership of the Company,
(ii) effective control of the Company or (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Internal Revenue Code Section 280G and the regulations promulgated thereunder.

    The agreements provide for a full tax gross up for all excise taxes incurred under the 'golden parachute' rules of the Internal Revenue Code.

    In 1989 the Board of Directors also approved an Employee Security Plan which provides severance benefits for all eligible employees of the Corporation who lose their jobs in the event of a Change in Control. Employees are eligible for these benefits if they have one year or more of service. Executive officers who are parties to the agreements described above are not eligible for Employee Security Plan benefits.

EQUITY COMPENSATION PLANS

    The following table Summarizes information about the Corporation's equity compensation plans as of January 25, 2003. All outstanding awards relate to the Corporation's common stock.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                 (a)                    (b)                     (c)
                                         --------------------   --------------------   ---------------------
                                                                                       NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE
                                                                                        FOR ISSUANCE UNDER
                                         NUMBER OF SECURITIES                                 EQUITY
                                          TO BE ISSUED UPON       WEIGHTED-AVERAGE      COMPENSATION PLANS
                                             EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                         OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       REFLECTED IN
PLAN CATEGORY                            WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         COLUMN (a))
-------------                            -------------------    -------------------         -----------
Equity Compensation Plans Approved by
  Stockholders(1)......................       1,778,814                $17.14                1,866,278(2)
Equity Compensation Plans Not Approved
  by Stockholders(3)...................               0                     0                        0
    Total..............................       1,778,814                $17.14                1,866,278(2)

---------

(1) Includes the Employee Stock Purchase Plan, as amended, 1987 Stock Option Plan, 1998 Stock Option Plan, 2002 Stock Option Plan, 1998 Non-Employee Directors Stock Option Plan, as amended, 2000 Non-Employee Directors Equity Plan and Amended and Restated Restricted Stock Award Plan.

(2) Includes shares remaining for issuance in the following amounts: Employee Stock Purchase Plan -- 558,414; 1987 Stock Option Plan -- 0; 1998 Stock Option Plan -- 0; 2002 Stock Option Plan -- 1,157,000; 1998 Non-Employee Directors Stock Option Plan -- 70,000; 2000 Non-Employee Directors Equity Plan -- 35,727; and Amended and Restated Restricted Stock Award
    Plan -- 45,137.

(3) There are no equity compensation plans that have not been approved by the Corporation's Stockholders.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Corporation's executives generally are made by the Management Development and Executive Compensation Committee of the Board of Directors ('Compensation Committee'). This committee currently consists of six non-employee directors of the Corporation. Mr. Pidot serves the committee in the capacity of counsel.

    This Compensation Committee report provides the policies and philosophy underlying decisions regarding executive compensation for fiscal year ended 2003 and how they affected Mr. Kallet, in particular, and in general Messrs. Conseur, Fobare and Lupica and Ms. Suttmeier -- the four executive officers other than Mr. Kallet who for fiscal year ended 2003 were the Corporation's most highly paid executive officers.

ONEIDA'S EXECUTIVE COMPENSATION POLICIES

    The Corporation's executive compensation programs are designed to retain and reward executives who are capable of leading the Corporation to achieve its business objectives in an industrial and market environment characterized by growth, complexity, competition and change.

    Increasingly, compensation is provided in the form of cash or stock-based incentive plans intended to integrate pay with the Corporation's annual and long-term performance goals, recognizing both individual initiative and achievements as well as contributions toward overall divisional and corporate performance.

    Executives other than the named executive officers are eligible for selection as participants in the Corporation's executive incentive plans. Moreover, all employees of the Corporation's Oneida Silversmiths Division participate in an annual profit sharing plan based on the performance of that business unit. However, these employees typically receive a larger percentage of their compensation in wages or salary than do senior executives.

    As a result of the emphasis on tying executive compensation to business performance, compensation may fluctuate from year to year. Historically, in successful years, a substantial portion of executives' total compensation was earned through incentives. In less profitable years, less or no incentive compensation is paid.

    Annual compensation for Oneida's executive management consists of three elements:

        1. Salary -- In general, salaries are influenced by compensation paid to executives of corporations with similar revenues and scopes of operation. Within that framework, individual salaries reflect personal contribution and performance as well as experience and years of service. In evaluating an executive's personal contribution and performance, the Corporation considers the individual's contribution to the overall performance of the Corporation or division; effectiveness in budget management; performance in assigned special projects; and managerial ability.

        2. Annual Cash Incentive -- These annual cash incentive payments are tied directly to corporate or business unit performance:

           a. Corporate -- For executives with corporate responsibilities, their incentive measurements for fiscal year ended 2003 were Return on Equity and Income before Taxes. These two factors reflect the Corporation's relative emphasis on return and growth; and

           b. Other -- For executives whose responsibilities are limited to a division or subsidiary, incentives are based on their business unit's operating income and cash flow.

        3. Stock Awards and Options -- The Corporation believes its senior executives should have a greater equity interest in the Corporation as a way of aligning their interests with those of stockholders. Long-term stock incentive programs have been designed with this interest in mind:

           a. 2002 Stock Option Plan -- This Plan provides an incentive that focuses executives' attention on managing the Corporation from the perspective of an owner with an equity stake in the business. Because the option price is the fair market value of a share at the time of the grant, stock options are tied to the future performance of stock and will provide value to the recipient only when the price of the stock rises above the option grant price; and

           b. Amended and Restated Restricted Stock Award Plan -- This Plan is intended to promote the growth and profitability of the Corporation by providing long-term equity rewards to key employees who are expected to have a significant impact on the performance of the Corporation. These awards provide a long-term focus since, in general, the stock is restricted from being sold, transferred or assigned and is forfeitable until it vests.

THE CHIEF EXECUTIVE'S FISCAL YEAR ENDED 2003 COMPENSATION

    SEC regulations require the Compensation Committee to discuss its basis for decisions affecting the chief executive's compensation for the fiscal year ended 2003 in relation to the Corporation's performance during that fiscal year.

    The Compensation Committee's general approach in setting the chief executive's annual compensation seeks to reflect compensation levels of other corporations with similar revenues and scopes of operation, but to provide a large percentage of his target compensation based on objective long-term performance criteria. This provides an incentive to work toward clearly defined long-term goals while providing stability by giving the chief executive some certainty in the level of his compensation through the non-performance based elements.

    The chief executive's compensation package includes two performance-based incentive programs -- one based on the long-term performance of the Corporation's stock and the other based on corporate performance during the previous year. These incentive programs have had the effect of more directly tying compensation to the Corporation's performance. As a result, compensation for the chief executive declined last year as performance fell below the levels achieved the previous year.

    In the stock performance-based program, payouts are determined by the average annual growth in earnings per share of the Corporation's Common Stock over the prior three-year period. In years when the performance goals are met, the chief executive officer may elect to receive his award in cash, restricted stock through the Corporation's Amended and Restated Restricted Stock Award Plan, or a combination of both. A stock selection is encouraged by setting the election price at 80 percent of the average Common Stock prices on the last day of each of the preceding four fiscal quarters.

    Mr. Kallet earned no incentive under this program during the past fiscal year because its performance goals were not met.

    The remainder of Mr. Kallet's performance-based compensation for fiscal year ended 2003 derived from the program for the chief executive officer which provides for annual cash incentives as well as restricted stock awards based on corporate performance during the preceding fiscal year. The features of this program are:

        1. Payouts are based on a formula of 50 percent Return on Equity and 50 percent Income before Taxes, reflecting the Corporation's present relative emphasis on return and growth;

        2. The program incorporates base or platform performance objectives which must be met before any payments are made. These performance objectives are set for a two-year period. They are based on goals for good performance, rather than levels which happen to be attainable in a given year; and

        3. In years when performance goals are met, in addition to his cash incentive, the Chief Executive Officer will be considered for a restricted stock award under the Corporation's Amended and Restated Restricted Stock Award Plan. The value of the stock award will be one-third of the profit sharing payout, with the number of shares determined by market price.

    Mr. Kallet earned no incentives under this program during the past fiscal year because its performance goals were not met.

    During the period December 2001 through July 2002, the salaries of all senior executives, including Mr. Kallet, were reduced by 10%.

    Mr. Kallet, with other Corporation executives, participates in the stock option plan discussed above.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Georgia S. Derrico, Chairman
William F. Allyn
R. Quintus Anderson
Gregory M. Harden
Peter J. Marshall
William M. Tuck

                           REPORT OF AUDIT COMMITTEE

To the Board of Directors

    The Audit Committee is currently comprised of the six directors named below. Each member of the Audit Committee is an independent director as defined by the current New York Stock Exchange rules. The Audit Committee has adopted a written charter which has been approved by the Board of Directors.

    We have reviewed and discussed with management the Corporation's audited financial statements as of and for the fiscal year ended January 25, 2003.

    We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

    We have also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Corporation's Forms 10-Q for the quarters ended April 27, 2002, July 27, 2002 and October 26, 2002 is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

    Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended January 25, 2003.

Peter J. Marshall, Chairman
William F. Allyn
R. Quintus Anderson
Georgia S. Derrico
Gregory M. Harden
William M. Tuck

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Pidot is regularly invited to attend meetings of the Management Development and Executive Compensation Committee by invitation as counsel, but he is not a voting member of the Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Corporation has, for over 75 years, used the services of the law firm of Shearman & Sterling, in which Mr. Pidot is a partner and member of the Executive Group, for a variety of matters. Management believes that the Corporation's relationship with Shearman & Sterling during the past fiscal year was on terms that were reasonable and in the best interests of the Corporation.

                      1998-2003 STOCKHOLDERS' RETURN GRAPH

    The following line graph compares the cumulative total stockholder return of the Corporation's Common Stock with returns for the Russell 2000 Index and a 'Housewares Peer Group' for the period covering the Corporation's past five fiscal years. Proxy statement disclosure rules adopted by the Securities and Exchange Commission require such a total stockholder return comparison using both a broad-based stock price index and a line-of-business comparator group. The composition of the Russell 2000 Index meets the broad-based stock price index requirement, which permits market capitalization to be a factor. The median market capitalization of the Russell 2000 Index companies was approximately $395 million as of the last reconstitution of the index. The Corporation's average start-of-year market capitalization for the five-year performance period was $307 million.

    The 'Housewares Peer Group' is comprised of those companies, currently included in the Investors Business Daily 'Housewares' stock price index, which had market capitalizations of less than $750 million at the start of each of the fiscal years covered by the graph. These companies are: Home Products International, Inc., Libbey Inc. and Lifetime Hoan Corp.

    The return values set forth below and plotted on the graph are based on an initial investment of $100 on January 31, 1998, in the Corporation's Common Stock, and each of the two comparator investment groups, with all dividends treated as reinvested, and each component company within an investment group weighted by its start-of-year market capitalization.

                     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ONEIDA LTD., RUSSELL 2000 INDEX AND PEER GROUP
                         (PERFORMANCE RESULTS THROUGH 1/31/03)

                                    [PERFORMANCE GRAPH]

                                       1/31/98         1/31/99         1/31/00         1/31/01         1/31/02         1/31/03
 ONEIDA LTD.                           100.00           53.82           80.55           68.63           47.00           43.62
 RUSSELL 2000 INDEX                    100.00          100.56          118.52          123.06          118.80           92.81
 PEER GROUP                            100.00           78.96           77.02           80.73           88.01           65.61

                                  ONEIDA LTD.
                 2003 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

RECOMMENDATION

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ONEIDA LTD. 2003 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (THE 'DIRECTORS PLAN') AND THE RESERVATION OF 100,000 SHARES OF COMMON STOCK OF THE COMPANY FOR ISSUANCE UNDER THE DIRECTORS PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' THE DIRECTORS PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER.

DESCRIPTION OF THE PLAN

    At its March 26, 2003 meeting, the Board of Directors unanimously adopted the Oneida Ltd. 2003 Non-Employees Directors Stock Option Plan (the 'Plan'), subject to the approval thereof by the shareholders of the Company at the Annual Meeting. A copy of the Plan is attached to this proxy statement as Exhibit A, and the description of the Plan herein is qualified by reference to the text of the attached Plan.

    PURPOSES. The purpose of the Plan is to help the Company attract, retain and compensate as directors highly qualified persons who are not employees of the Company or its subsidiaries and to secure for the Company the inherent benefit of increased stock ownership by such directors.

    ELIGIBILITY. Only members of the Board of Directors who are not employees of the Company or any of its subsidiaries may participate in the Plan.

    SHARES AVAILABLE UNDER THE PLAN. A total of 100,000 shares of Common Stock will be reserved for issuance under the Plan, which amount will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger, or a similar transaction. Shares issued pursuant to the Plan may be either authorized but unissued treasury shares or any combination thereof.

    ADMINISTRATION. The Plan will be administered by a committee consisting exclusively of members of the Board of Directors who are not non-employee directors. The committee will have full and final authority to construe and interpret the Plan, make factual and legal determinations, adopt such rules and regulations as it deems necessary to carry out the purposes of the Plan and take any other actions necessary or advisable for the administration of the Plan.

    OPTION GRANTS. The Plan provides for automatic, non-discretionary grants of nonqualified stock options ('Options') to non-employee directors. Each non-employee director will receive, on the date of his or her initial election or appointment to the Board of Directors (or reelection or reappointment after a period of at least twelve months during which he or she did not serve on the Board of Directors), an option to purchase 1,000 shares of Common Stock. On the third business day immediately following the date on which the Company issues a press release announcing its earnings for the fourth quarter of the applicable fiscal year, each non-employee director who has served as a member of the Board of Directors since the preceding annual meeting will receive an additional option to purchase 1,000 shares of Common Stock. All Options will have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant. Such exercise price may be paid in cash or previously owned shares of Common Stock or a combination thereof.

    Options shall automatically vest and become exercisable twelve months from the date of grant of the applicable Option. Notwithstanding this vesting schedule, an Option will become fully vested and exercisable upon a non-employee director's termination of service due to death, disability, retirement in accordance with the retirement policy for non-employee directors then in effect or a Change of Control.

    All Options expire ten years from the date of grant. If a non-employee director's service as a member of the Board of Directors terminates due to death, disability, retirement or a Change of Control, all Options must be exercised within one year following such termination. If a non-employee director's service as a member of the Board of Directors terminates for any other reason, such non-employee director must exercise any Options that have vested as of the date of such termination within the six month period following such termination and all Options that have not vested as of the date of such termination will immediately expire.

    CHANGE OF CONTROL. For purposes of the Plan, a Change of Control shall be deemed to have occurred upon the occurrence of any of the following:

        (i) Any 'persons' or 'group' within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ('Act') becomes the 'beneficial owner' as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Company;

        (ii) Any 'person' or 'group' within the meaning of Sections 13(d) and 14(d)(2) of the Act acquires by proxy or otherwise more than 20% of the then outstanding voting securities of the Company;

        (iii) During any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board of Directors.

    For these purposes, 'Present Directors' shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board of Directors and 'New Directors' shall mean any director whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Present Directors or New Directors;

        (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

        (v) there shall be consummated:

           (a) a reorganization, merger or consolidation of all or substantially all of the assets of the Company (a 'Business Combination'), unless, following such Business Combination,

               (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Company and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more then 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of such securities,

               (2) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

               (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

           (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that the divesture of less than substantially all of the assets of the Company in one transaction or a series of related transactions shall not constitute a Change of Control.

    Notwithstanding the foregoing, a Change of Control shall not be deemed to occur pursuant to subparagraph (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by one or more employee benefit plans maintained by the Company.

    AMENDMENT OF THE PLAN. The Board of Directors may amend or terminate the Plan at any time, except that shareholder approval is required to increase the maximum number of shares issuable under the Plan. The consent of a non-employee director is required to the extent that any amendment or termination would adversely affect such non-employee director's right with respect to any previously Option granted.

    ADJUSTMENT. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event the committee, in it discretion, may make (i) such proportionate adjustments as it considers appropriate to prevent diminution or enlargement of the rights of participants under the Plan and/or (ii) such other adjustments as it deems appropriate.

    TERMINATION OF THE PLAN. By its terms, the Plan will remain in effect until termination by the Board of Directors. No awards may be granted after the annual meeting of shareholders to be held in 2013.

NEW PLAN BENEFITS

    As of the date of this Proxy, no non-employee director has been granted an Option pursuant to the proposed Plan. It is not presently possible to determine the benefits or amounts that will be received by any non-employee director in the future.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    OPTION GRANTS. The grant of an Option will not result in the recognition of taxable income by the non-employee director or in a deduction to the Company. Upon exercise, a non-employee director will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased over the exercise price, and tax deduction is allowable to the Company equal to the amount of such income. Gain or loss upon a subsequent sale of any Common Stock received upon the exercise of an Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the Common Stock sold). Certain additional rules apply if the exercise price for an Option is paid in shares of Common Stock previously owned by the non-employee director.

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                        APPROVAL OF INDEPENDENT AUDITORS

    The Audit Committee of the Board of Directors has recommended, and the Board of Directors has affirmed, the reappointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Corporation's fiscal year ended January 31, 2004, subject to ratification by the Corporation's Stockholders. In the event the Stockholders fail to ratify the reappointment of PricewaterhouseCoopers LLP, the selection of alternate independent auditors will be considered by the Audit Committee and the Board of Directors. Since the Corporation's Certificate of Incorporation and By-Laws do not require Stockholder approval or ratification of the Board's appointment of independent auditors, the Audit Committee and the Board of Directors may, in their discretion, appoint alternate independent auditors at any time during the fiscal year, notwithstanding Stockholder ratification of the reappointment of PricewaterhouseCoopers LLP.

    The Board of Directors considers PricewaterhouseCoopers LLP to be well qualified and recommends a vote FOR the ratification of the reappointment of PricewaterhouseCoopers LLP.

    PricewaterhouseCoopers LLP fees for services provided to the Corporation for the fiscal year ended January 25, 2003 are as follows: Audit Fees -- $302,680; Financial Information Systems Design and Implementation Fees -- $0; All Other Fees -- $233,550. All Other Fees includes $129,000 for tax services and $104,550 for employee benefits services.

    Representatives from PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement and to answer questions from stockholders.

                             STOCKHOLDER PROPOSALS

    Pursuant to amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders does not notify the Corporation of such proposal on or prior to February 25, 2004, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2004 proxy statement.

    Notwithstanding the above, in order to be included in the Corporation's proxy statement relating to the 2004 Annual Meeting, proposals of stockholders intended to be presented to the Corporation's 2004 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices not later than January 2, 2004. Proposals should be addressed to Catherine H. Suttmeier, Secretary, Oneida Ltd., Oneida, New York 13421.

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                                 OTHER MATTERS

    Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

    The Annual Report of the Corporation for the fiscal year ended January 25, 2003 including audited financial statements is included with this mailing.

                                          By Order of the Board of Directors
                                          CATHERINE H. SUTTMEIER
                                          CATHERINE H. SUTTMEIER
                                                Secretary

Oneida, New York
April 25, 2003

                                                                       EXHIBIT A

                                  ONEIDA LTD.
                 2003 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. PURPOSES

    The purposes of the Plan are to attract, retain and compensate highly qualified individuals who are not employees of the Company for service as members of the Board of Directors of the Company and to provide them with an ownership interest in the Company's Common Stock. The Plan will be beneficial to the Company and its stockholders by allowing Non-Employee Directors to (i) have a personal financial stake in the Company through an ownership interest in the Company's Common Stock and (ii) underscore their common interest with stockholders in increasing the value of the Company's Common Stock over the long term.

2. DEFINITIONS AND RULES OF CONSTRUCTION

    (a) Definitions. For purposes of this Plan, the following capitalized words shall have the meanings set forth below:

        'Annual Award' means an award of Options pursuant to Section 5(b) of the Plan.

        'Annual Meeting' means an annual meeting of the Company's stockholders.

        'Board' means the Board of Directors of the Company.

        'Change of Control of the Company' shall be deemed to occur if any of the following circumstances shall occur:

           (i) any 'person' or 'group' within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ('Act') becomes the 'beneficial owner' as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Company;

           (ii) any 'person' or 'group' within the meaning of Sections 13(d) and 14(d)(2) of the Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Company;

           (iii) during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board.

       For these purposes, 'Present Directors' shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and 'New Directors' shall mean any director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

           (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

           (v) there shall be consummated:

               (a) a reorganization, merger or consolidation of all or substantially all of the assets of the Company (a 'Business Combination'), unless, following such Business Combination,

                   (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Company and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in

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               substantially the same proportions as their ownership,
               immediately prior to such Business Combination of the outstanding Common Stock of the Company and outstanding voting securities of the Company, as the case may be,

                   (2) no person (excluding any company resulting from such
               Business Combination or any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and

                   (3) at least a majority of the members of the board of
               directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided, that the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change of Control.

   Notwithstanding the foregoing, a Change of Control shall not be deemed to occur pursuant to subparagraphs (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by one or more employee benefit plans maintained by the Company.

    'Code' means the Internal Revenue Code of 1986, as amended.

    'Committee' means the committee designated by the Board pursuant to Section 3(c) of the Plan.

    'Common Stock' means the Common Stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities as may be applicable under Section 12.

    'Company' means Oneida Ltd, a New York corporation, or any successor to all or substantially all its business.

    'Effective Date' means May 28, 2003.

    'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

    'Exchange Act' means the Securities Exchange Act of 1934, as amended.

    'Fair Market Value' means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the closing price as reported on said composite tape or automated system for the most recent day during which a sale occurred).

    'Initial Award' means an award of Options pursuant to Section 5(a) of the Plan.

    'Non-Employee Director' means a member of the Board who is not an employee of the Company or a Subsidiary.

    'Option' means an option to purchase shares of Common Stock awarded to a Non-Employee Director pursuant to the Plan. Options awarded pursuant to this Plan shall be non-statutory stock options.

    'Option Shares' means the shares of Common Stock issuable upon exercise of an Option.

    'Permanent Disability' means a medically determinable physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board for any period of six consecutive months. Any dispute as to whether a Non-Employee Director is Permanently Disabled shall be resolved by a physician mutually acceptable to the Non-Employee Director and the Company, whose decision shall be final and binding upon the Non-Employee Director and the Company.

    'Plan' means the Oneida Ltd. 2003 Non-Employee Directors Stock Option Plan, as may be amended from time to time, as described herein.

    'Retirement' means a Non-Employee Director ceasing to be a member of the Board as a result of retirement from the Board in accordance with the retirement policy then applicable to Board members.

    'Subsidiary' means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

    '1933 Act' means the Securities Act of 1933, as amended.

    (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan. In addition, it is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ('Rule 16b-3') so that the granting of Options, and the distribution of shares of Common Stock pursuant to the exercise of Options, hereunder will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to Section 14 hereof, grant Options that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Non-Employee Directors participating under this Plan is not compromised.

3. SHARES AVAILABLE; ADMINISTRATION

    (a) Plan Limit. Subject to the provisions of Section 10(b) of the Plan, the maximum number of shares of Common Stock which may be delivered upon exercise or Option granted under the Plan shall be (i.) 100,000 shares of Common Stock, plus (ii.) any shares of Common Stock that are available for issuance or that become available for issuance under the Oneida Ltd. 1998 Non-Employee Directors Stock Option Plan (the 'Plan Limit'). Either authorized and unissued shares of Common Stock or treasury shares may be delivered upon exercise of Options awarded pursuant to the Plan.

    (b) Rules Applicable to Determining Shares Available for Issuance. If Options have been forfeited to the Company as described in Section 6(c) or are terminated unexercised, the Options Shares underlying such Options shall again be available for issuance in connection with future awards under the Plan. In addition, the number of shares of Common Stock tendered to pay the exercise price of an Option or to satisfy a Participant's tax withholding obligations shall be added back to the Plan Limit and again be available for the grant of Options.

    (c) Administration. The Plan will be administered by a committee designated by the Board and composed exclusively of members of the Board who are not Non-Employee Directors (the 'Committee'). Subject to the provisions of this Plan, the Committee shall have full and final authority to (i) interpret the Plan; (ii) establish, amend and rescind any rules and regulations relating to the Plan; (iii) prescribe award documentation; (iv) make factual and legal determinations in connection with the administration or interpretation of the Plan; and (v) take any other actions necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted Options under the Plan. The Chairman of the Board shall be authorized to implement the Plan in accordance with its terms and to take or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

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4. ELIGIBILITY

    Options awarded pursuant to the Plan shall be granted only to active members of the Board who are not, as of the date of any Option grants, employees of the Company or any of its Subsidiaries or affiliates.

5. OPTION GRANT

    (a) Initial Award. On the date of a Non-Employee Director's initial election or appointment to the Board, such Non-Employee Director (including any Non-Employee Director reelected or reappointed after a period of at least 12 calendar months during which he did not serve on the Board) shall be granted an Initial Award consisting of an Option to purchase 1,000 shares of Common Stock. Such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock on the date of the award and shall be subject to the vesting schedule provided for in Section 6(a) and the other terms and conditions provided for herein.

    (b) Annual Awards. On each third business day immediately following the date on which the Company issues a press release announcing its earnings for the fourth quarter of the applicable fiscal year during the term of the Plan, each person who has continuously served as a member of the Board since the immediately preceding Annual Meeting shall be awarded an Annual Award consisting of an Option to purchase 1,000 shares of Common Stock The Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock on the date such Option is granted and shall be subject to the vesting schedule provided for in Section 6(a) and the other terms and conditions provided for herein.

6. VESTING

    (a) Vesting. Options awarded pursuant to the Plan shall vest and become exercisable twelve months from the date of the Option grant.

    (b) Accelerated Vesting. Notwithstanding anything to the contrary in Section 6(a), an Option shall become fully vested and exercisable upon the earlier to occur of (i) a Non-Employee Director ceasing to be a member of the Board as a result of death, Permanent Disability or Retirement, or (ii) a Change of Control of the Company.

    (c) Forfeiture. In the event of a Non-Employee Director's termination of service as a member of the Board for any reason other than death, Permanent Disability, Retirement or a Change of Control of the Company prior to the satisfaction of the vesting period described in Section 6(a), the unvested portion of any Options awarded to the Non-Employee Director shall be forfeited to the Company as of the date of termination of service, and the Non-Employee Director shall have no further rights or interest therein.

7. TERM OF OPTIONS

    (a) Ten-Year Term. Each Option shall expire ten (10) years from the date of its grant, subject to earlier termination as provided herein.

    (b) Exercise Following Certain Terminations of Service. If a Non-Employee Director's service as a member of the Board terminates for any reason other than death, Permanent Disability, Retirement or a Change of Control of the Company, the Non-Employee Director shall have the right, subject to the terms and conditions hereof, to exercise the Option, to the extent it has vested as of the date of such termination of service, at any time within six months after the date of such termination, subject to the earlier expiration of the Option as provided in Section 7(a). At the end of such six-month period the Option shall expire.

    (c) Exercise Following Termination of Service Due to Death, Permanent Disability, Retirement or a Change of Control of the Company. If a Non-Employee Director's service as a member of the Board terminates by reason of death, Permanent Disability, Retirement or a Change of Control of the Company, all Options awarded to such Non-Employee Director that remain outstanding may be exercised by such Non-Employee Director, or by his or her estate, personal representative or beneficiary, as the case may be, at any time within one year after the date of termination of service, subject to the earlier expiration of the Option as provided in Section 7(a). At the end of such one-year period the Option shall expire.

    (d) Exercise Following Termination of Service Subject to Company Policies and Procedures on Insider Trading. Any exercise of an Option pursuant to Section 7(b) or 7(c) following termination of a Non-Employee Director's service as a member of the Board for any reason other than death shall be subject to, and shall be permitted only to the extent such exercise complies with, the policies and procedures of the Company concerning insider trading that were applicable to the Non-Employee Director on the date of such termination of service (as such policies and procedures may be amended by the Company during the period provided in Section 7(b) or 7(c), as the case may be, for exercise of the Option).

8. TIME AND MANNER OF EXERCISE

    (a) Notice of Exercise. Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Options (to the extent vested) by giving written notice of exercise to the Company; provided, however, that no less than 100 Option Shares may be purchased upon any exercise of the Option unless the number of Option Shares purchased at such time is the total number of Option Shares in respect of which an Option is then exercisable, and provided, further, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company receives such written notice or (ii) the date on which the conditions provided in Section 8(b) are satisfied. Notwithstanding any other provision of the Plan or of the notice of award relating to an Option provided for in Section 9, no Option may be exercised, whether in whole or in part, and no Option Shares will be issued by the Company in respect of any such attempted exercise, at any time when such exercise is prohibited by Company policy then in effect concerning transactions by a Non-Employee Director in the Company's securities. In the event that a Non-Employee Director gives written notice of exercise to the Company at a time when such exercise is prohibited by such policy, the Company in its sole discretion may disregard such notice of exercise or may consider such notice to be delivered as of the first date that the Non-Employee Director is permitted to exercise such Option in accordance with such Company policy.

    (b) Payment. Prior to the issuance of a certificate pursuant to Section 8(e) hereof evidencing the Option Shares in respect of which all or a portion of an Option shall have been exercised, a Non-Employee Director shall have paid to the Company the exercise price for all Option Shares purchased pursuant to the exercise of such Option. Payment shall be made upon exercise of the Option, and such Option price shall be paid (i) by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as 'cash') payable to the order of the Company in U.S. dollars, (ii) in whole shares of Common Stock of the Company owned by the Non-Employee Director prior to exercising the Option, or (iii) in a combination of cash and delivery of shares of Common Stock as the Board in its sole discretion may approve. In addition to the exercise methods described above, a Non-Employee Director may exercise an Option through a procedure whereby the Non-Employee Director delivers to the Company an irrevocable notice of exercise in exchange for the Company issuing the shares of Common Stock subject to the Option to a broker previously designated or approved by the Company, subject to the rules and procedures as the Committee may determine.

    (c) Stockholder Rights. A Non-Employee Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Non-Employee Director pursuant to Section 8(e), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

    (d) Limitation on Exercise. No Option shall be exercisable unless the Common Stock subject thereto has been registered under the Securities Act and qualified under applicable state 'blue sky' laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state 'blue sky' laws is available.

    (e) Issuance of Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Option price for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director's death, such other person entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such other person), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Such shares shall be fully paid and nonassessable and shall be issued in the name of the Non-Employee Director (or such other person).

    (f) Tax Withholding. If the Company or a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Option Shares, the Company or a Subsidiary, as applicable, shall have the right, prior to the delivery of any certificates evidencing such Option Shares to be issued upon full or partial exercise of an Option, to require a Non-Employee Director to remit to the Company or a Subsidiary, as applicable, any amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Company or a Subsidiary, as applicable, may permit the Non-Employee Director to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by the Non-Employee Director in an amount equal to the amount of the minimum withholding tax obligation, pursuant to such rules as the Committee may establish from time to time, by delivering to the Company or a Subsidiary, as applicable, shares of Common Stock owned by the Non-Employee Director prior to exercising the Option, or by making a payment to the Company or such Subsidiary consisting of a combination of cash and such shares of Common Stock. Such an election shall be subject to the following:

        (i) the election shall be made in such manner as may be prescribed by the Committee and the Committee shall have the right, in its discretion, to disapprove such election; and

        (ii) the election shall be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable.

The value of any share of Common Stock to be withheld by the Company or delivered to the Company pursuant to this Section 8(f) shall be the Fair Market Value of the Common Stock on the date to be used to determine the amount of tax to be withheld.

    The Company or a Subsidiary, as applicable, shall also have the right to deduct from all cash payments made pursuant to or in connection with the Option any Federal, state or local taxes required to be withheld with respect to such payments. The Committee may establish such rules and procedures, including, without limitation, any rules or procedures necessary to comply with Rule 16b-3, as it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of any Option.

    (g) Restrictions on Transfer. An Option may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA ('QDRO'). The Option shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director or by the person to whom the Option has been transferred pursuant to a QDRO. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or pursuant to a QDRO, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

    (h) Non-Qualified Status of Options. Options awarded under the Plan are not intended to qualify, and shall not be treated, as an 'incentive stock options' within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

9. NOTICE OF AWARD

    The terms and conditions of each award of Options shall be embodied in a certificate which shall incorporate the Plan by reference. Each certificate shall state the date on which the Options were granted, the number of shares subject to such Option and the per share exercise price therefor.

10. NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES

    (a) Authority of the Company and Stockholders. The existence of the Plan, any award certificates and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) Change in Capitalization. Notwithstanding any provision of the Plan or any award certificates, the number and kind of shares authorized for issuance under Section 3(a) may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number and kind of shares subject to any outstanding Option and the purchase price per share, if any, under any outstanding Option may be equitably adjusted (including by payment of cash to a Non-Employee Director) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Options. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Options shall be subject to the same vesting schedule and restrictions to which the underlying Option is subject.

11. EFFECTIVE DATE; TERM OF THE PLAN

    Subject to approval by the majority of the shareholders of the Company at the 2003 Annual Meeting, the effective date of the Plan shall be May 28, 2003. If the Plan is not approved by the stockholders at such Annual Meeting, the Plan and all interests in the Plan awarded to Non-Employee Directors before the date of such Annual Meeting shall be void ab initio and of no further force and effect. Unless terminated earlier in accordance with Section 12 below, the Plan shall terminate on the Annual Meeting of shareholders of the Company in 2013. After such date, no further awards of Options may be made hereunder, but previously granted awards shall remain outstanding subject to the terms hereof.

12. AMENDMENTS; TERMINATION

    The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that in no event may the provisions of the Plan respecting eligibility to participate or the timing or amount of awards be amended more frequently than once every six months, other than to comply with changes in the Code, ERISA or any rules or regulations thereunder. Any amendment to the Plan, which under the requirements of applicable law must be approved by the stockholders of the Company, shall not be effective unless and until such stockholder approval has been obtained in compliance with such law. Any amendment to the Plan that must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 under the Exchange Act, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule. No termination or amendment of the Plan may, without the written consent of the Non-Employee Director, affect any such person's rights under the provisions of the Plan with respect to awards of Options which were made prior to such action.

13. NO RIGHT TO CONTINUE AS DIRECTOR

    Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

14. COMPLIANCE WITH SECTION 16(B) OF THE EXCHANGE ACT.

    Notwithstanding anything contained in the Plan or any agreement under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change of control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

15. GOVERNING LAW

    The Plan and all award documents issued shall be construed in accordance with and governed by the laws of the state of New York.

                                  Appendix 1


                       ANNUAL MEETING OF STOCKHOLDERS OF

                                  ONEIDA LTD.

                                  May 28, 2003




                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.




                Please detach and mail in the envelope provided.


[ ]
-----------------------------------------------------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------------------------------------------------------
                                                        |                                              FOR  AGAINST  ABSTAIN
1. ELECTION of the following nominees as                |    2. TO VOTE on the proposal to approve     [ ]    [ ]      [ ]
   directors for a three-year term                      |       the Oneida Ltd. 2003 Non-Employee
   expiring May 31, 2006:                               |       Directors Stock Option Plan;
                                                        |
                         NOMINEES                       |    3. TO RATIFY the appointment of           [ ]    [ ]      [ ]
[ ] FOR ALL NOMINEES     O  G. Derrico                  |       PricewaterhouseCoopers LLP as
                         O  P. Kallet                   |       independent auditors;
                         O  P. Marshall                 |
[ ] WITHHOLD AUTHORITY                                  |    4. To act in their discretion on such other matters as may
    FOR ALL NOMINEES                                    |       properly come before said meeting or any adjournment
                                                        |       thereof.
[ ] FOR ALL EXCEPT                                      |
    (See instructions below)                            |
                                                        |
                                                        |    Shares will be voted as specified and where no specification
                                                        |    is made the vote of the undersigned will be cast FOR the
                                                        |    election of directors and FOR the proposals outlined in (2)
                                                        |    and (3).
                                                        |
                                                        |    IMPORTANT: Please sign, date, and return this Proxy promptly in
                                                        |    the accompanying envelope.
INSTRUCTION: To withhold authority to vote for any      |
             individual nominee(s), mark "FOR ALL       |
             EXCEPT" and fill in the circle next        |
             to each nominee you wish to withhold,      |
             as shown here:                             |
--------------------------------------------------------|
                                                        |
                                                        |
                                                        |
--------------------------------------------------------|
To change the address on your account, please      [ ]  |
check the box at right and indicate your new            |
address in the address space above. Please note         |
that changes to the registered name(s) on the           |
account may not be submitted via this method.           |
--------------------------------------------------------|


Signature of Stockholder ____________________ Date:_________ Signature of Stockholder ____________________ Date: _________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder must sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                    ONEIDA LTD. - ANNUAL MEETING MAY 28, 2003

           This Proxy is Solicited on Behalf of the Board of Directors
            Annual Meeting of Stockholders ONEIDALTD. -- May 28, 2003

     The undersigned, a holder of Common Stock of ONEIDA LTD., hereby appoints GEORGIA S. DERRICO, PETER J. KALLET and CATHERINE H. SUTTMEIER, as Proxies of the undersigned with full power of substitution and revocation, to vote all shares of the stock of Oneida Ltd. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Oneida Ltd. to be held May 28, 2003 and at any adjournments thereof, hereby revoking any other Proxy heretofore given. A majority of said Proxies or their substitutes as shall be present and acting at the said meeting shall have and may exercise all the powers of said Proxies hereunder. The said Proxies are instructed:

                      CONTINUED AND TO BE ON REVERSE SIDE

                                                                       14475